UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 27, 2009

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

(801) 365-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On December 22, 2008, Sonic Innovations, Inc. (“Sonic”) entered into a patent purchase agreement (the “Patent Purchase Agreement”) with Bose Corporation (“Bose”). Pursuant to the Patent Purchase Agreement, Sonic agreed to sell to Bose U.S. Patent 6,717,537, titled “Method and Apparatus for Minimizing Latency in Digital Signal Processing Systems,” (the “Assigned Patent”).

Under the Patent Purchase Agreement, Sonic and its affiliates retained a non-exclusive, fully paid-up, royalty-free, and perpetual license to manufacture and sell Sonic-branded products and services that utilize technology covered by the Assigned Patent.

The Patent Purchase Agreement includes customary representations, warranties, and covenants by Sonic. In connection with the Patent Purchase Agreement, Sonic executed an assignment (the “Assignment”) transfering its rights in the Assigned Patent to Bose. A conformed copy of the Assignment is furnished herewith as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Assignment dated December 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2009

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran
Michael M. Halloran
Vice President and Chief Financial Officer